EXHIBIT 99.1

Investor Contact:

Erica Abrams, The Blueshirt Group for Borland

415-217-5864

erica@blueshirtgroup.com

Company Contact:
Aaron Feigin
408-863-2409
afeigin@borland.com

Borland Reports Positive Revenue Momentum for Second Quarter of 2006

Chief Financial Officer Departs; Company Appoints Principal Accounting Officer

CUPERTINO, Calif., — July 5, 2006 — Borland Software Corporation (NASDAQ: BORL), today announced preliminary financial results for the second quarter ended June 30, 2006. Borland expects revenue to be in the range of $73 to $75 million, which exceeds earlier management expectations. Borland expects to report a net loss in line with the previous quarter. Borland expects to report full financial results on August 9, 2006.

“We are pleased with our continued revenue growth and believe Borland is on track to deliver double digit year over year ALM (Application Lifecycle Management) revenue growth,” commented Tod Nielsen, President and CEO of Borland. “The acceleration of Borland’s leadership in the high-growth ALM market is very much underway, with the addition of Segue complete and the divestiture of our IDE business progressing as planned.”

Borland also announced that Kenneth R. Hahn has resigned today as Senior Vice President and Chief Financial Officer of Borland in order to pursue another opportunity. Michael Sullivan, who joined Borland through the acquisition of Segue Software where he served as Chief Financial Officer, has been appointed Principal Accounting Officer at Borland. Hahn will remain with Borland to oversee the transition to Sullivan over the coming weeks. Sullivan will oversee financial management of Borland while the Company conducts a search for a permanent Chief Financial Officer.

“We thank Ken for his service to and leadership of Borland over the past four years,” said William K. Hooper, Chairman of the Board of Directors of Borland. “We wish him well.”

Final Results Conference Call

Borland intends to report full financial results for the quarter ended June 30, 2006 at 2:00 p.m. Pacific Time, on Wednesday, August 9, 2006. To access the live Webcast, please visit the Investor Relations section of Borland’s website. To participate by telephone, please dial 800-218-0713. A replay will also be available approximately two hours after the conference call ends, and will be available through November 10, 2006. The replay number is 800-405-2236 or 303-590-3000 with passcode 11065138. The archived Webcast will also be available on our website.

About Borland

Founded in 1983, Borland Software Corporation (NASDAQ: BORL) is the global leader in Software Delivery Optimization. The company provides the software and services that align the people, processes and technology required to maximize the business value of software. To learn more about delivering quality software, on time and within budget, visit: www.borland.com.

Borland and all other Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This release contains “forward-looking statements” as defined under the Federal Securities Laws, including the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbors created by such laws. All statements that are not historical are forward-looking. Such forward-looking statements include statements regarding Borland’s expectation regarding revenue and net loss for the second quarter ended June 30, 2006; anticipated financial performance in the coming quarters; Borland’s strategic focus, near-term and long-term outlook; benefits and synergies of the acquisition of Segue Software; the timing and progress of the divestiture of the IDE product line; and the expected growth of the ALM market and Borland’s ALM solutions. Actual results could differ materially from those contained in the forward-looking statements and are based on current expectations that involve a number of risks and uncertainties, including, but not limited to, the final review of the financial results and preparation of the quarterly financial statements; Borland’s ability to successfully integrate Segue’s operations and employees; the results of our proposed sale of the IDE product lines; diversion of management attention from other business concerns due to the organizational realignment, proposed IDE divestiture and integration of Segue Software; undisclosed or unanticipated liabilities and risks resulting from the proposed IDE divestiture and organizational realignment; our ability to sell multi-product solutions for the application development lifecycle; market acceptance and adoption of our products and services including our enterprise software development solutions; our ability to retain key personnel and hire new leaders to support our business transition; and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from http://www.sec.gov. Borland is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Information contained in our website is not incorporated by reference in, or made part of this press release.

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